Exhibit 99.1

For Immediate Release

WMIH CORP. SCHEDULES INVESTOR CONFERENCE CALL AND WEBCAST

SEATTLE – March 14, 2017 – WMIH Corp. (NASDAQ: WMIH) (“WMIH”) today announced that, in connection with the filing of its Annual Report on Form 10-K, it will hold an investor call on March 21, 2017 at 10:00am ET.

The call can be accessed by dialing (866) 610-1072 (U.S. callers) and (973) 935-2840 (international callers) and referencing the conference ID number 87347570, or through webcast via WMIH Corp.’s website, http://wmih-corp.com/, under the Investor Relations page. A replay will be available through March 28, 2017 by dialing (800) 585-8367 (U.S. callers) and (404) 537-3406 and referencing the conference ID number 87347570.

ABOUT WMIH

WMIH Corp. is a corporation duly organized and existing under the laws of the State of Delaware. WMIH is the direct parent of WM Mortgage Reinsurance Company, Inc., a Hawaii corporation (“WMMRC”), and WMI Investment Corp., a Delaware corporation. On March 19, 2012, WMIH emerged from bankruptcy proceedings as the successor to Washington Mutual, Inc. Upon emergence from bankruptcy, WMIH had limited operations other than WMMRC’s legacy reinsurance business, which is being operated in runoff mode and has not written any new business since September 26, 2008. WMIH continues to operate WMMRC’s business in runoff mode and is actively seeking acquisition opportunities across a broad array of industries.

CONTACT
Helen Grayson
206-922-2957